Exhibit 99.5

GREEN PLAINS INC.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

ORGANIZATION AND PURPOSE

There shall be a committee of the Board of Directors (the “Board”) of Green Plains Inc. (the “Company”) designated as the Nominating and Governance Committee (the “Committee”). The purpose of the Committee is:

•	To assist the Board in defining and assessing qualifications for Board membership and identify qualified individuals;
•	To assist the Board in organizing itself to discharge its duties and responsibilities properly and effectively;
•	To assist the Board in ensuring proper attention and effective response to stockholder concerns regarding corporate governance; and
•	To perform such other duties and responsibilities enumerated in and consistent with this Charter.

COMPOSITION

The Committee shall comprise such number of members of the Board, as determined from time to time by the Board based on recommendations, if any, from the Committee. The members of the Committee shall be appointed by the Board upon the recommendation, if any, of the Committee. Each member of the Committee shall meet the objective test of “independence,” which has been established by the Board, or in the absence of such test, the Board shall make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule established by Nasdaq Marketplace Rules and applicable to the Committee.

The members of the Committee shall serve for such term or terms as determined by the Board or until earlier resignation or death. Any Committee member may resign effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the Board (unless the notice specifies a later time for the effectiveness of such resignation). If the resignation of a Committee member is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective. The entire Committee or any individual Committee member may be removed from office with or without cause by the affirmative vote of a majority of the Board

MEETINGS

Frequency

The Committee shall meet as frequently as the Committee deems necessary, but no less than two times a year at such times and places deemed necessary to fulfill its responsibilities. The Corporate

GREEN PLAINS INC.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Secretary shall act as the Secretary, whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and perform all other duties that may be assigned, from time to time, to him or her by the Committee or otherwise at the direction of a Committee member. The Committee is governed by the same rules governing meetings (including meetings in person, by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements applicable to the Board.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

The Committee shall lead the Board in an annual self-evaluation process, including a review of the self-evaluation process of each Board committee, and report its conclusions and any further recommendations to the Board.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board based upon recommendations by the Committee, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, frequency and length of meetings and have unlimited access to management and information. The Chairperson shall establish such other rules that may be necessary, from time to time, and proper to conduct the business of the Committee. The Chairperson shall preside over any executive session of non-management Directors.

AUTHORITY

In the course of its duties, the Committee shall have sole authority, at the Company’s expense, to retain and terminate consultants or search firms, as the Committee deems advisable, including the sole authority to approve the consultant or search firm’s fees and other retention terms.

RESPONSIBILITIES

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standard.

•	Board and Board Committee Composition
o	The Committee shall recommend criteria for assessment of the composition and performance of the Board as a whole.
o	Annually, the Committee shall assess the size, composition and performance of the Board in light of the operating requirements of the Company, existing trends and Page 2

GREEN PLAINS INC.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

other relevant criteria. The Committee shall make a recommendation as to the appropriate size of the Board based on its various responsibilities.
o	Annually, the Committee shall assess the leadership structure of the Board, and, if appropriate, recommend changes.
o

The Committee shall develop membership qualifications for the Board and all Board committees, including defining specific criteria for director independence and committee membership, and annually review independence and membership in light thereof.

o	Annually, the Committee shall review and recommend directors for continued service as required based on evolving needs of the Company.
o	The Committee shall coordinate and assist management and the Board in recruiting new members to the Board.
o

The Committee shall investigate suggestions for candidates for membership on the Board and recommend prospective Directors, as required, to provide an appropriate balance of knowledge, diversity of experience and capability on the Board, including stockholder nominations for the Board.

o	The Committee shall make recommendations to the Board, in consultation with the Board Chair and CEO, regarding the composition, director assignments and responsibilities of Board Committees.
•	The Committee shall review proposed changes to the Company’s articles or by-laws, or Board committee charters, and make recommendations to the Board.
•

The Committee shall periodically review the form of questionnaire provided to the Directors and officers, review proposed changes to the form, if any, and make recommendations to the Board regarding any updates to the form or to the experience and skills matrix referenced therein.

•	The Committee shall periodically review in detail the CEO and management succession plan and share such plan with the full Board.
•	The Committee shall oversee the orientation process for new Directors and the creation of a continuing education program for current Directors.
•	The Committee shall review governance-related stockholder proposals and recommend the Board’s response.
•	The Committee shall review stockholder voting results from any stockholder meeting and recommend the Board’s response.

GREEN PLAINS INC.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

•	The Committee shall periodically assess and recommend the Board’s action with respect to stockholder rights plans or other stockholder protections.
•

The Committee shall identify best practices and evaluate emerging corporate governance issues and trends, which may affect the Company and develop and recommend corporate governance principles applicable to the Board, as appropriate.

•

The Committee shall periodically review any insurance policy that the Company may maintain, pursuant to the terms of the Company’s Bylaws, for purposes of protecting the Company and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss. The Committee shall make recommendations to the Board regarding the scope and magnitude of the coverage provided by any such policy.

•	The Committee shall oversee the Board’s engagement with institutional stockholders and the proxy advisory firms and consider the feedback received during those discussions, if any.
•	The Committee shall oversee the Company’s ESG initiatives and periodically review the Company’s progress on ESG.

PERFORMANCE EVALUATION

The Committee shall conduct an annual evaluation of the performance of its duties under this charter and shall present the results of the evaluation to the Board, as appropriate. The Committee shall conduct this evaluation in such manner it deems appropriate.

AMENDMENT

This Charter and any provision contained herein may be amended or repealed by the Board.

Approved: Board of Directors
Date: September 27, 2021